Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

VERITEX HOLDINGS, INC. ANNOUNCES COMPLETION OF $75 MILLION SUBORDINATED NOTES OFFERING
Dallas, TX - November 8, 2019 - Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex”), the parent holding company for Veritex Community Bank, today announced the completion of an offering of $75 million in aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”) to certain qualified institutional buyers and institutional accredited investors in a private placement transaction. Veritex intends to use the proceeds from the offering for general corporate purposes, including the repayment of outstanding subordinated debt and potential share repurchases. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for Veritex. The Notes will initially bear interest at a fixed annual rate of 4.75%, payable semi-annually in arrears, to but excluding November 15, 2024. From and including November 15, 2024 to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then-current three-month SOFR (provided, that in the event the three-month SOFR is less than zero, the three-month SOFR will be deemed to be zero) plus 347 basis points, payable quarterly in arrears. Veritex is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after November 15, 2024, and to redeem the Notes at any time in whole upon certain other specified events.
Sandler O’Neill + Partners, L.P. acted as placement agent and Keefe, Bruyette & Woods, Inc. acted as co-placement agent for the offering.
This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on various facts and derived utilizing assumptions and current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements may include statements regarding Veritex’s future financial performance, business and growth strategy, projected plans and objectives, including, without limitation, statements about Veritex’s financing and expected use of proceeds from the offering of the Notes, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” and similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could” or

Exhibit 99.1

“may” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Source: Veritex Holdings, Inc.
Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com